Exhibit 99.1

Investor and Media Contact:

Fredrik Wiklund

Senior Director, Investor Relations &

Corporate Development

fredrik.wiklund@tercica.com

Ipsen to Acquire Tercica

-- $9.00 per share to be paid in cash --

BRISBANE, Calif. (June 4, 2008) – Tercica, Inc. (Nasdaq: TRCA) today announced that Tercica and Ipsen, S.A. (Euronext: IPN) have entered into a definitive merger agreement by which an affiliate of Ipsen would acquire all of the shares of Tercica common stock that Ipsen does not currently own at a price of $9.00 per share in cash, which values Tercica at approximately $663 million. This transaction, which is subject to approval by Tercica stockholders holding a majority of the outstanding Tercica common stock, has been unanimously approved by Tercica’s Board of Directors following recommendation and approval by a Special Committee of Tercica’s Board of Directors comprised of three independent non-employee directors.

“The combination of Ipsen’s and Tercica’s development and product portfolios provides the opportunity to create a leading global endocrinology company,” said John A. Scarlett, M.D., Chief Executive Officer of Tercica. “We believe this transaction recognizes the value we have created at Tercica and provides our stockholders with attractive financial terms.”

Ipsen and its affiliates currently own approximately 25.3% of the outstanding Tercica common stock. Ipsen has agreed to exercise its outstanding Tercica warrant and convert its outstanding Tercica convertible notes promptly following today’s agreement. Upon such exercise and conversion, Ipsen and its affiliates will own approximately 42.7% of the outstanding Tercica common stock.

Certain stockholders of Tercica, who collectively own 1.4% of the outstanding Tercica common stock (after giving effect to the exercise and conversion of the warrants and convertible notes held by Ipsen and its affiliates), have executed voting agreements in conjunction with the merger pursuant to which they have agreed to vote the shares of Tercica common stock they hold in favor of the transaction. Ipsen and its affiliates have also agreed to vote their Tercica shares in favor of the merger.

Ipsen intends to finance this transaction through a combination of existing internal financial resources and bank loan financing.

The proposed cash offer represents a 104% premium to Tercica’s closing price on June 4, 2008 and a 74% premium to the volume-weighted average closing share price during the last three months.

Tercica’s Board of Directors, following the unanimous recommendation and approval by the Special Committee of Tercica’s Board of Directors who were advised by independent legal and financial advisors, have approved the merger agreement and recommend that Tercica’s stockholders vote to approve the merger.

The completion of the merger is subject to the satisfaction or waiver of customary closing conditions, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

Lehman Brothers is serving as financial advisor, and Morris, Nichols, Arsht & Tunnell LLP is serving as legal counsel, to the Special Committee of the Board of Directors of Tercica, and Tercica is represented by Cooley Godward Kronish LLP, Palo Alto, California.

Conference Call Information

Management will host a conference call beginning at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) on Thursday, June 5, 2008, to discuss this transaction.

Individuals interested in listening to the live conference call may do so by dialing (888) 803-8296 toll free within the U.S. and Canada, or (706) 634-1250 for international callers and entering reservation number 50932016.

About Tercica

Tercica is a biopharmaceutical company committed to improving endocrine health by partnering with the endocrine community to develop and commercialize new therapeutics for pediatric and adult growth disorders, and for adult metabolic disorders. For further information on Tercica, please visit www.tercica.com.

About Ipsen

Ipsen is an innovation-driven international specialty pharmaceutical group with over 20 products on the market and a total worldwide staff of nearly 4,000. Its development strategy is based on a combination of specialty products, which are growth drivers, in targeted therapeutic areas (oncology, endocrinology and neuromuscular disorders), and primary care products which contribute significantly to its research financing. The location of its four Research & Development centers (Paris, Boston, Barcelona, London) and its peptide and protein engineering platform give the Group a competitive edge in gaining access to leading university research teams and highly qualified personnel. More than 700 people in R&D are dedicated to the discovery and development of innovative drugs for patient care. This strategy is also supported by an active policy of partnerships. In 2007, Research and Development expenditure was about €185 million, in excess of 20% of consolidated sales, which amounted to €920.5 million while total revenues amounted to €993.8 million. Ipsen’s shares are traded on Segment A of Eurolist by EuronextTM (stock code: IPN, ISIN code: FR0010259150). Ipsen’s shares are eligible to the “Service de Règlement Différé” (“SRD”) and the Group is part of the SBF 120 index. For more information on Ipsen, visit the website at www.ipsen.com.

Safe Harbor Statement

This press release contains “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, of Tercica relating to the proposed acquisition of Tercica by Ipsen. Such forward-looking statements include but are not limited to statements regarding the anticipated closing of the acquisition of Tercica, Ipsen’s future ownership interest in Tercica, Ipsen’s ability to finance the transaction and the expected benefits of the acquisition. Words such as “would,” “will,” “opportunity,” “believe,” “intends,” “may” and similar expressions are intended to identify forward-looking statements. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon Tercica’s current expectations. Forward-looking statements involve risks and uncertainties. Tercica’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, the risk that the acquisition may not be consummated as the transaction is subject to certain closing conditions, the closing of the transaction may be delayed and the expected benefits of the acquisition may not be realized. Other risk factors related to Tercica’s business are discussed under “Risk Factors” in Tercica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and other periodic filings with the SEC. Tercica expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein.

Additional Information about the Proposed Transaction and Where You Can Find It

Tercica plans to file a proxy statement with the Securities and Exchange Commission relating to a solicitation of proxies from its stockholders in connection with a special meeting of stockholders of Tercica to be held for the purpose of voting on the adoption of the merger agreement relating to the proposed transaction. Tercica and Beaufour Ipsen Pharma also intend to file a transaction statement on Schedule 13E-3 with the SEC relating to the Merger. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED TRANSACTION, SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, TRANSACTION STATEMENT ON SCHEDULE 13E-3 AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The proxy statement, transaction statement on Schedule 13E-3 and other relevant materials, and any other documents filed by Tercica with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders of Tercica may obtain free copies of the documents filed with the SEC by contacting Tercica’s Investor Relations department at (650) 624-4992 or Investor Relations, Tercica, Inc., 2000 Sierra Point Parkway, Suite 400, Brisbane, California 94005. You may also read and copy any reports, statements and other information filed by Tercica with the SEC at the SEC public reference room at 100 F Street, NE, Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Tercica and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Tercica in favor of the proposed transaction. A list of the names of Tercica’s executive officers and directors, and a description of their respective interests in Tercica, are set forth in the proxy statement for Tercica’s 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2008, and in any documents subsequently filed by its directors and executive officers under the Securities and Exchange Act of 1934, as amended.

If and to the extent that executive officers or directors of Tercica will receive any additional benefits in connection with the proposed transaction that are unknown as of the date of this filing, the details of such benefits will be described in the proxy statement and security holders may obtain additional information regarding the interests of Tercica’s executive officers and directors in the proposed transaction by reading the proxy statement when it becomes available.

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